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                                                                    Exhibit 23.1





                         Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Joint Proxy Statement-Prospectus of Community First Bankshares, Inc. for the registration of 5,170,828 shares of its common stock and to the incorporation by reference therein of our report dated January 25, 1996, with respect to the consolidated financial statements of Community First Bankshares, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.




Minneapolis, Minnesota
October 17, 1996